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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 27, 2006

                           LAIDLAW INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                  001-10657                  98-0390488
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(State or other jurisdiction      (Commission              (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois               60563
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    (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (630) 848-3000

                                 Not Applicable
           -----------------------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Named Executive Officers' Employment Agreements - On July 27, 2006, the Human Resources and Compensation Committee of the Board of Directors of Laidlaw International, Inc. ("Laidlaw") approved entering into amended and restated employment agreements with Kevin E. Benson, Beth Byster Corvino, Jeffrey W. Sanders, Jeffery A. McDougle, and Douglas A. Carty (the "NEOs"). The amended and restated employment agreements were entered into on August 1, 2006, and replace both the NEOs' previous Employment Agreements and the NEOs' previous Change of Control Severance Agreements, which are no longer effective. In addition, the amended and restated employment agreements are intended to bring the NEOs' current agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"). The amended and restated employment agreements are attached as Exhibits 99.1 through 99.5. Generally, the amended and restated employment agreements combine into one agreement the terms of the prior employment agreement and Change of Control Severance Agreement. The amended and restated employment agreements generally do not modify the salary, bonus, perquisites, change in control payments or other benefits that are currently provided to the NEO. The following summarizes the other significant changes contained in the amended and restated employment agreements compared to the previous employment agreements and Change of Control Severance Agreements:

      - Previously, only the Change of Control Severance Agreement provided for the right of an NEO to terminate employment for "good reason" on or within two years following a "change in control" and become entitled to severance payments and benefits. The amended and restated employment agreements modifies the definition of "good reason", preserves this right and extends it to all periods of employment, both prior to and following a "change in control" (as defined in the amended and restated employment agreements).

      - The prior employment agreements provided that in addition to severance payments, an NEO was entitled to continue to participate in the Company's medical and dental plans at the same cost as other active employees for a period of generally 24 months. To the extent that such arrangement may cause an excise tax on the NEO under Code
            Section 409A, the amended and restated employment agreements provide that the NEO will pay the entire cost of such continuation coverage and the Company will pay to the NEO at the time of his or her termination, an additional amount, which after the payment of income and other employment taxes, provides the NEO with the estimated amount of the cost of such continuation coverage. The amended and restated employment agreements also provide that this continuation period will count towards any required continuation period under COBRA.

      - The amended and restated employment agreements provide that if the NEO is a "specified employee" as defined in Code Section 409A, then
            (i) if such termination is without Cause (as defined in the agreement), all amounts payable as severance will be paid in equal monthly amounts over a period ending on the first day of the third month following the later of the last day of the calendar year in which such termination occurred, or the fiscal year of Laidlaw in which the termination occurred, or (ii) if such

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            termination is by the NEO for "good reason" then, if necessary to avoid adverse tax consequences, such payments will be made in monthly installments following the expiration of six months from such termination.

      - If the NEO is subject to excise taxes under Section 409A, Laidlaw will pay such taxes on a fully grossed-up basis.

      - Mr. Carty is now President and Chief Executive Officer of Laidlaw Transit, Inc. (replacing his former position as Executive Vice President and Chief Financial Officer of Laidlaw International, Inc.). Therefore, Mr. Carty's amended and restated employment agreement is with Laidlaw Transit, Inc., instead of with Laidlaw, and his "change in control" definition includes, in addition to the definition of "change in control" contained in the other agreements
            (i) the approval of the stockholders of Laidlaw of a complete liquidation or dissolution of Laidlaw Transit, Inc., and (ii) the consummation of a sale of substantially all of the assets or the majority of the voting stock of Laidlaw Transit, Inc.

      - Following termination, the NEO covenants to cooperate with Laidlaw and is subject to noncompete, non-solicitation and confidentiality covenants. The prior employment agreements only provided these covenants on terminations that were unrelated to a "change in control." In addition, the payment of severance is now tied to the NEO's compliance with the terms of these covenants.

      - If the NEO would be subject to excise taxes on excess parachute payments as defined in Section 280G of the Internal Revenue Code, then Laidlaw will gross-up the NEO for such taxes and all related income taxes thereon; but only if the payments the NEO would receive upon change in control exceeds 110% of the amount that would be an excess parachute payment. If the amount of payments that the NEO would receive upon a change in control is less than 110% of the amount that would cause such payments to be excess parachute payments, then the NEO's severance would be reduced by an amount which is necessary to avoid the application of Section 280G.

Amendment of Other Compensation Plans - In addition, on July 27, 2006, the Human Resources and Compensation Committee of the Board of Directors of Laidlaw also amended the Laidlaw International, Inc. Non-Employee Director Compensation Policy, the Laidlaw International, Inc. Short Term Incentive Plan, and the Laidlaw Inc. U.S. Supplemental Executive Retirement Arrangement to comply with the timing of deferral elections and distribution requirements of Section 409A. Such amendments do not modify the amount of any benefits which are otherwise payable under such plans. Copies of such amendments are attached as Exhibits 99.6, 99.7 and 99.8, respectively.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Upon execution of the amended and restated employment agreements described in
Item 1.01 above, each NEO's Employment Agreement and Change in Control Severance Agreement is terminated and is no longer effective.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LAIDLAW INTERNATIONAL, INC.

August 2, 2006                     By: /s/ Jeffrey W. Sanders
                                       ------------------------
                                       Name: Jeffrey W. Sanders
                                       Title: Vice President and Chief Financial
                                              Officer

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                                  Exhibit Index

EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Amended and Restated Employment Agreement between Laidlaw
                  International, Inc. and Kevin E. Benson

99.2              Amended and Restated Employment Agreement between Laidlaw
                  International, Inc. and Beth Byster Corvino

99.3              Amended and Restated Employment Agreement between Laidlaw
                  International, Inc. and Jeffrey W. Sanders

99.4              Amended and Restated Employment Agreement between Laidlaw
                  International, Inc. and Jeffery A. McDougle

99.5              Amended and Restated Employment Agreement between Laidlaw
                  Transit, Inc. and Douglas A. Carty

99.6              First Amendment to the Laidlaw International, Inc.
                  Non-Employee Director Compensation Policy

99.7              First Amendment to the Laidlaw International, Inc. Short Term
                  Incentive Plan

99.8              First Amendment to the Laidlaw Inc. U.S. Supplemental
                  Executive Retirement Arrangement

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